Exhibit 99.1
SMP Nissens III ApS
Ormhøjgårdvej 9, 8700 Horsens
Contents
Report of Independent Auditors1
Consolidated financial statements2
Income statement2
Statement of other comprehensive income3
Balance sheet4
Cash flow statement5
Statement of changes in equity6
Overview of notes to the consolidated financial statements8
Notes9

Report of Independent Auditors
To the Board of Directors of SMP Nissens III ApS
Opinion
We have audited the consolidated financial statements of SMP Nissens III ApS and subsidiaries (the Group), which comprise the consolidated balance sheets as of 30 April 2024 and 2023, and the related consolidated statements of income, other comprehensive income, changes in equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Group at 30 April 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting
Standards (IFRS) as issued by the International Accounting Standards Board (IASB).
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Restatement of Financial Statements
As discussed in notes 1, 2, and 34 to these consolidated financial statements, the previously issued local Danish consolidated financial statements have been restated. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the
Group’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ EY Godkendt Revisionspartnerselskab
Copenhagen, Denmark
17 January 2025

Consolidated financial statements
Income statement
For the year 1 May - 30 April

Note	DKK’000	2023/2024	2022/2023

4	Revenue	1,814,486	1,730,427
	Cost of raw materials and consumables	-1,001,417	-1,180,733
	Changes in inventories of finished goods and work in progress	-53,386	45,859
	Other operating income	6,214	8,877
	Other external costs	-267,180	-268,735
5	Staff costs	-213,159	-209,207

	Operating profit before depreciation and amortisation	285,558	126,488
7	Depreciation and amortisation	-89,198	-90,423

	Operating profit before interest	196,360	36,065
8	Finance income	7,713	2,178
8	Finance expenses	-20,292	-18,105

	Result before tax	183,780	20,138
9	Tax	-39,938	-1,718

	Result for the year	143,842	18,420

	Attributed to:
	Equity holders of the parent	104,989	13,404
	Non-controlling interests	38,853	5,016

		143,842	18,420

Consolidated financial statements
Statement of other comprehensive income
For the year 1 May - 30 April

Note	DKK’000	2023/2024	2022/2023

	Result for the year	143,842	18,420

	Other comprehensive income
	Other comprehensive income to be reclassified to profit or loss in subsequent periods:
	Exchange differences on translation of foreign operations	4,527	-3,015

	Other comprehensive income/(loss) for the year, net of tax	4,527	-3,015

	Total comprehensive income	148,369	15,405

	Attributed to:
	Equity holders of the parent	108,294	11,200
	Non-controlling interests	40,075	4,205

		148,369	15,405

Consolidated financial statements
Balance sheet

Note	DKK’000	30 April 2024	30 April 2023

	ASSETS		(As restated – note 34
	Non-current assets
10	Intangible assets	820,843	852,023
12	Property, plant and equipment	196,822	222,252
15	Other financial assets	2,446	2,422
9	Deferred tax assets	15,894	11,302
	Deposits	2,840	3,779

	Total non-current assets	1,038,845	1,091,778

	Current assets
16	Inventory	542,459	604,812
17	Trade and other receivables and prepayments	351,584	323,070
9	Income tax receivable	1,654	10,806
	Cash and cash equivalents	97,098	66,281

	Total current assets	992,795	1,004,969

	TOTAL ASSETS	2,031,640	2,096,747

	EQUITY AND LIABILITIES
	Equity
19	Share capital	715	715
	Foreign currency translation reserve	10,902	7,597
	Retained earnings	840,657	735,685

	Equity attributable to equity holders of the parent	852,274	743,997
20	Non-controlling interests	315,098	275,204

	Total equity	1,167,371	1,019,201

	Non-current liabilities
22	Borrowings	184,847	308,410
13	Lease liabilities	31,622	63,913
9	Deferred tax liabilities	68,648	72,497
21	Provisions	1,704	2,000
24	Other payables	9,217	8,719

	Total non-current liabilities	296,038	455,539

	Current liabilities
18	Contract liabilities	7,097	5,199
23	Loan from related party	0	64,776
13	Lease liabilities	36,645	30,008
24	Trade and other payables	463,399	414,049
9	Income tax payable	30,412	5,309
21	Provisions	3,073	2,016
22	Bank loan	27,605	100,650

	Total current liabilities	568,231	622,008

	Total liabilities	864,269	1,077,547

	TOTAL EQUITY AND LIABILITIES	2,031,640	2,096,747

Consolidated financial statements
Cash flow statement
For the year 1 May - 30 April

Note	DKK’000	30 April 2024	30 April 2023

		(As restated – note 34	(As restated – note 34
	Result before tax	183,781	20,138

8	Finance income	-7,780	-2,178
8	Finance expenses	20,358	18,105
25	Changes in working capital	92,899	-74,372
26	Non-cash operating items	90,440	91,053

	Net cash flows from operating activities before interest	379,698	52,746
8	Finance income, received	4,658	-1,066
9	Income tax paid	-14,683	-21,897

	Net cash flows from operating activities	369,673	29,783

	Investing activities
10	Purchase of intangible assets	-9,466	0
10	Development expenditures capitalized	-4,004	-4,121
12	Purchase of property, plant and equipment	-13,822	-21,394
12	Proceeds from sale of property, plant and equipment	100	0
	Change in deposits etc.	744	-464
15	Investments in other financial assets	-409	-244

	Net cash flows used in investing activities	-26,857	-26,223

	Financing activities
23	Repayment of loan from related party	-64,776	0
29	Repayment of borrowings	-125,000	0
29	Change in short term bank facilities	-73,042	-29,642
8	Net interest paid, borrowings	-16,360	-12,603
13	Payment of principal portion of lease liabilities	-32,821	-31,763

	Net cash flows from financing activities	-311,999	-74,008

	Cash flow for the year	30,817	-70,448
	Cash and cash equivalents at 1 May	66,281	136,729

	Cash and cash equivalents at 30 April	97,098	66,281

Consolidated financial statements
Statement of changes in equity
For the year 1 May 2023 - 30 April 2024

DKK’000	Share capital	Foreign currency translation reserve	Retained earnings	Total	Non-controlling interest	Total equity

Equity 1 May 2023 (restated)	715	7,597	735,685	743,997	275,204	1,019,201

Comprehensive income 2023/24
Result for the year	0	0	104,989	104,989	38,853	143,842

Other comprehensive income
Exchange differences on translation of foreign operations	0	3,305	0	3,305	1,222	4,527

Total other comprehensive income	0	3,305	0	3,305	1,222	4,527

Total comprehensive income for the year	0	3,305	104,989	108,294	40,075	148,369

Transactions with owners
Share buy-back	0	0	-17	-17	-180	-197

Total transactions with owners	0	0	-17	-17	-180	-197

Equity 30 April 2024	715	10,902	840,657	852,274	315,098	1,167,371

Consolidated financial statements
Statement of changes in equity
For the year 1 May 2022 - 30 April 2023

DKK’000	Share capital	Foreign currency translation reserve	Retained earnings	Total	Non-controlling interest	Total equity

Equity 1 May 2022 (restated)	715	9,799	722,282	732,796	270,998	1,003,794

Comprehensive income 2022/23
Result for the year	0	0	13,402	13,402	5,018	18,420

Other comprehensive income
Exchange differences on translation of foreign operations	0	-2,202	0	-2,202	-813	-3,015

Total other comprehensive income	0	-2,202	0	-2,202	-813	-3,015

Total comprehensive income for the year	0	-2,202	13,402	11,200	4,205	15,405

Transactions with owners
Equity-settled share-based payments	0	0	1	1	1	2

Total transactions with owners	0	0	1	1	1	2

Equity 30 April 2023 (restated)	715	7,597	735,685	743,997	275,204	1,019,201

Consolidated financial statements
Overview of notes to the consolidated financial statements

Note
1	Business information
2	Material accounting policies
3	Significant accounting judgements, estimates and assumptions
4	Revenue
5	Staff costs
6	Share-based payments
7	Amortisation and depreciation
8	Net finance costs
9	Income tax
10	Intangible assets
11	Impairment test
12	Property, plant and equipment
13	Leases
14	Investments in subsidiaries
15	Other financial assets
16	Inventory
17	Trade and other receivables
18	Contract assets and liabilities
19	Equity
20	Non-controlling subsidiaries
21	Provisions
22	Borrowings
23	Loans from related parties
24	Trade and other payables
25	Change in working capital
26	Non-cash operating items
27	Pledges, collateral and contingencies etc.
28	Financial risk and financial instruments
29	Changes in liabilities arising from financing activities
30	Other contingent liabilities
31	Related party disclosures
32	Events after the reporting period
33	Standards issued but not yet effective
34	Restatements to the previously reported Consolidated Financial Statements

Consolidated financial statements
Notes
1Business information
SMP Nissens III ApS (until 1 November 2024 known as AX V Nissens III ApS) is a private limited company registered in Denmark and is headquartered at Ormhøjgårdvej 9, 8700 Horsens.  The SMP Nissens Group
(or “Nissens” or “the Group” or “the company”) are specialized in production and supply of products within engine cooling, climate systems and engine efficiency within the European, Asian and American automotive aftermarket. Nissens are marketed under the Nissens, AVA and Highway brands.
Nissens has 27 subsidiaries across three continents with activities within sales, production and distribution.
At 30 April 2024, Nissens employs 529 FTE’s, of which 178 are located in Slovakia, 158 are located in
Denmark, 31 are located in China and 162 are employed in other countries.
The company has since 2018 issued consolidated financial statements which have been prepared in accordance with IFRS Accounting Standards as adopted by the EU and additional Danish disclosures.
The latest Annual Accounts were issued for the accounting year 1 May 2023 to 30 April 2024 on 24 June
2024 and audited in accordance with International Standards of Audit (ISA).  The Annual Report was
presented and approved at the Annual General Meeting on the 28 June 2024.
Subsequently, on 1 November 2024, Standard Motor Products, Inc., (SMP), completed its acquisition of
100% of Nissens. The acquisition was completed pursuant to a Share Sale and Purchase Agreement, dated as of 5 July 2024.
As a consequence of the acquisition, consolidated financial statements as of and for the years ended 30
April 2024 and 2023 have to be prepared in accordance with International Financial Reporting Standards
(IFRS)as issued by the International Accounting Standards Board (IASB) and audited in accordance with auditing standards generally accepted in the United States of America.
Please refer to note 34 for a description of differences between previous issued local Danish consolidated financial statements and these consolidated financial statements and note 32 for a description of subsequent events.
These consolidated financial statements as of and for the years ended 30 April 2024 and 2023, prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International
Accounting Standards Board, were approved by the Board of Directors on 17 January 2025.

Consolidated financial statements
Notes
2Material accounting policies
The consolidated financial statements for SMP Nissens III ApS as of and for the years ended 30 April 2024 and 2023 are prepared for the purpose of Standard Motor Products, Inc.’s Current Report on Form 8-K/A in
relation to Standard Motor Products, Inc. purchasing SMP Nissens III Aps.
Compliance with IFRS
The consolidated financial statements are prepared in accordance with International Financial Reporting
Standards (IFRS) as issued by the International Accounting Standards Board (IASB).
These consolidated financial statements for the years ended 30 April 2024 and 2023 are the first set of consolidated financial statements prepared in accordance with International Financial Reporting Standards
(IFRS) as issued by International Accounting Standards Board (IASB).  There are no differences in the accounting principles applied to the previous reported consolidated financial statement in accordance with
IFRS Accounting Standards as adopted by the EU.
Refer to note 34, for a description of restatements between the previous issued local Danish consolidated financial statements as described in note 1 and these consolidated financial statements.
A third statement of financial position as at 1 May 2022 has been omitted as the only effect on the statement of position as at 1 May 2023 is a reclassification of DKK 64,6 million from Equity (Non-controlling interests) to non-current financial liability as explained in note 34.
The consolidated financial statements have been presented in Danish kroner (DKK), rounded to the nearest thousand.
The accounting policies have been applied consistently in the financial year and for the comparative figures.
Impact of new accounting standards
Effective 1 May 2023, the Group has implemented the following amended standards and interpretations:
► IFRS 17 Insurance Contracts including amendments to IFRS 17 Amendments to IFRS 17: initial application of IFRS 17 Insurance Contracts and IFRS 9 Financial instruments – Comparative information.
► Amendments to 1 Presentation of Financial Statements and IFRS practice Statement 2: Disclosure of accounting policies.
► Amendments to IAS 8 Accounting Policies, changes in Accounting Estimates and Errors: Definition of
Accounting Estimates
► Amendments to IAS 12 Income Taxes: Deferred Tax Related to Assets and Liabilities Arising from a
Single Transaction.
► Amendments to IAS 12 Income taxes: International Tax Reform – Pillar Two Model Rules
The changes have not had any impact on recognition and measurement in the consolidated financial statements.
Consolidated financial statements
The consolidated financial statements comprise of SMP Nissens III ApS (the parent) and the subsidiaries controlled by the parent. The Group controls an entity if the Group directly or indirectly owns more than
50% of the voting rights, or when the Group in one way or another has the ability to have a controlling influence. Please refer to the overview of the Nissens Group in Note 14.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Business combinations and goodwill
The acquisition method is applied to acquisitions of new businesses over which SMP Nissens III ApS obtains control. The acquired businesses’ identifiable assets and liabilities are measured at fair value at the acquisition date. Deferred tax related to the fair value adjustments that have been identified are recognised.
Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests and any previous interest held over the net identifiable assets acquired and liabilities assumed. After initial recognition, goodwill is measured at cost, less any accumulated impairment losses.
Foreign currency translation
On initial recognition, foreign currency transactions are translated at the exchange rate at the transaction date. Foreign exchange differences arising between the rate at the transaction date and the rate at the date of payment are recognised in profit or loss as financial income or financial expenses.
When companies with a functional currency other than Danish kroner are included in the consolidated financial statements, the income statement and other comprehensive income are translated at the exchange rate valid on the transaction date and the balance sheet items are translated at the exchange rates valid on the balance sheet date. The average rate for the individual months is used as the rate for the transaction date to the extent that this does not result in a significant difference.
Exchange differences, arising from the translation of these companies’ equity at the start of the year to exchange rates at the balance sheet date and on translation comprehensive income from the exchange rate at the date of transaction to exchange rates at the balance sheet date, are recognised in other comprehensive income in a separate currency translation reserve under equity.
Revenue
Revenue is measured at fair value of the agreed consideration excluding value-added taxes (VAT) and taxes charged on behalf of third parties. All discounts granted are recognised in revenue.
The variable part of the total consideration is not recognised in revenue until it is highly probable that it will not be reversed in subsequent periods.
Sale of finished goods is recognised when control over the individual identifiable performance obligation in the sales agreement is transferred to the customer. In general, this is considered to occur at the time of physical delivery.
The buyer has, in some cases, a right to return. The Group recognises revenue for this at the time of the physical delivery to the buyer to the extent that it can be reliably measured how much of the delivery, after the balance sheet date, that is expected to be returned. The portion of the delivery that is expected to be returned is not recognised as revenue but is recognised as a contract liability in the balance sheet.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Payment terms in the Group's sales agreements
The payment terms in the Group's sales agreements with customers are dependent partly on the underlying customer relationship and partly on the market segment.
The Group’s standard terms of payments are normally between 30-90 days.
The Group receives prepayments for some sales agreements. The prepayments do not necessarily reflect the work performed and do not affect the time of the recognition of revenue. Prepayments are recognised as contract liabilities until delivery of the goods.
Other operating income
Other operating income comprises income that is not product-related. This includes income from government grants, sale of assets and other income of a secondary nature in relation to the main activities of the Group.
Other external costs
Other external costs include expenses related to the Company’s principal activities arising during the year.
This includes expenses for sales, advertisement, administration, office buildings, expected credit losses, etc.
Staff costs
Staff costs include wages and salaries, including holiday pay and retirement benefits, as well as other expenses for social security, etc. for the Group’s employees.
Share-based payments
Employees (including senior executives) of the Group receive remuneration in the form of share-based payments.
Equity-settled transactions
The cost of equity-settled transactions is determined by the fair value at the grant date using an appropriate valuation model.
The cost is recognised in staff costs together with a corresponding increase in equity (other capital reserves) over the year in which the service, and, where applicable, the performance conditions, are fulfilled (the vesting period). The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the
Group’s best estimate of the number of equity instruments that will ultimately vest. The expense or income in the statement of profit or loss for a year represents the movement in cumulative expense recognised at the beginning and end of that year.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Depreciation and amortisation
Depreciation and amortisation are provided on a straight-line basis over the expected useful lives of the assets/components. The expected useful lives are as follows:

Development projects	3-5 years
Brand	15 years
Rights and acquired intangible assets	2-10 years
Buildings	20-25 years
Plant and machinery	5-10 years
Other fixtures and fittings, tools and equipment	2-7 years
Right-of-use assets	Over the term of the lease contract
Land is not depreciated.
Depreciation is calculated on the basis of the cost price of the asset/component less the residual value, if any. The depreciation period and the residual value are determined at the acquisition date and are reassessed annually. If the residual value exceeds the carrying amount, depreciation is discontinued.
Gains and losses on sale of property, plant and equipment are calculated as the difference between the sales price less the sales expenses and the carrying amount at the date of sale. Gains or losses are recognised in the income statement within other operating income and other operating expenses, respectively.
Finance income and expenses
Finance income and expenses are recognised in the income statement in the period for which they are related to. Finance income and expenses comprise interest income and expenses, exchange gains and losses on transactions denominated in foreign currencies etc., as well as surcharges, gain/loss on foreign exchange instruments and allowances under the on-account tax scheme, etc.
Income tax
Current income tax
SMP Nissens III ApS is jointly taxed with all its Danish affiliated companies and subsidiaries. The subsidiaries are included in the joint taxation from the date which they are included in the consolidation until the date which they are excluded from the consolidation.
The Company is the ultimate parent company and administrative company for the joint taxation and settles the payments of the joint taxation with the taxation authorities.
The actual corporation tax is distributed by settling joint taxation contributions between the jointly taxed companies relative to their income. The companies with a tax deficit receive a joint tax contribution from the companies which have been able to apply the deficit for reducing their own taxable surplus.
Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Group operates and generates taxable income.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Deferred tax
Deferred tax is measured using the balance sheet liability method on all temporary differences between the carrying amount and the tax base of assets and liabilities. However, deferred tax is not recognised on temporary differences relating to assets and liabilities without affecting either the profit or loss for the year or the taxable income.
Adjustments are made to deferred tax resulting from the elimination of unrealized intra-group profits and losses.
Deferred tax is measured according to the tax rules and at the tax rates applicable in the respective countries at the balance sheet date when the deferred tax is expected to crystallise as current tax.
Deferred tax assets are recognised at the expected value of their utilisation; either as a set-off against tax on future income or as a set-off against deferred tax liabilities in the same legal tax entity and jurisdiction.
Balance sheet
Goodwill
Goodwill is measured in the balance sheet at cost in connection with initial recognition. Subsequently, goodwill is measured at cost less accumulated impairment losses. Goodwill is allocated to the cash-
generating units as defined by management. The determination of cash-generating units complies with the managerial structure and the internal control and reporting in the Group.
Other intangible assets
The useful lives of intangible assets are assessed as either finite or indefinite.
Only assets, for which the Group exercise control, are capitalised. Assets where in substance the Group does not exercise control, i.e., cloud arrangements, where the Group does not possess a right to transfer the software from the supplier, is expensed in the income statement under Other external costs.
Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The useful lives and amortisation method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting year.
Rights and development projects
Development projects that are clearly defined and identifiable, where the technical feasibility, sufficient resources and a potential future market or development opportunities are demonstrated, and where the
Group intends to complete and use the individual project, are recognised as intangible assets provided that the cost can be measured reliably and that there is sufficient assurance that future earnings or the net selling price can cover production costs, selling and administrative expenses and development costs.
Other development costs are recognised under Other External Costs in the income statement as incurred.
Rights and development projects are measured at cost less accumulated amortisation and impairment.
Following the completion of development projects, development costs are amortized on a straight-line basis over the estimated useful life from the date when the asset is available for use.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Property, plant and equipment
Land and buildings, plant and machinery and other fixtures and fittings are measured at cost less accumulated depreciation and impairment losses. Cost comprises the purchase price and any costs directly attributable to the acquisition until the date when the asset is available for use.
The cost for a total asset is split into separate components, which are depreciated separately, if the useful life of each of the components differ.
Leases
The right-of-use asset and corresponding lease liability are recognised at the commencement date, i.e., the date the underlying asset is ready for use and when the Group obtains the right to obtain the economic benefits from the use of it.
The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liabilities adjusted for any lease payments made at or before the commencement date, plus any initial costs incurred.
The lease liabilities are initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, an incremental borrowing rate.
Lease payments included in the measurement of the lease liabilities comprise the following:
•Fixed payments from commencement date
•Variable lease payments that depend on an index or a rate, initially measured using the index or rate at the commencement date
•The exercise price of a purchase option if it is reasonably certain to exercise the options
•Amount expected to be payable under residual value guarantees
The lease liabilities are subsequently measured at amortised cost using the effective interest method. The lease liabilities are adjusted when there is a change in future lease payments, typically due to a change in index or rate on property leases, or if there is a reassessment of whether an extension or termination option will be exercised.
When the lease liabilities are adjusted in this way, a corresponding adjustment is made to the carrying amount of the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use assets has been reduced to zero.
Subsequently, the asset is measured at cost less accumulated depreciation and impairment losses. The right-of-use assets are depreciated from the commencement date over the shorter period of the lease term and useful life of the underlying asset. When it is reasonably certain that the Group will obtain ownership of the leased asset after the lease period, the asset is depreciated over the useful life.
Depreciation is provided on a straight-line basis over the expected lease period.
The Group has chosen not to recognize low value lease assets and short-term leasing contracts in the balance sheet. Lease payments on short-term leases and low-value assets are recognised as expenses on a straight-line basis according to the lease contract.
The right-of-use assets are presented in property, plant and equipment and the lease liabilities in borrowings.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Other financial assets
Other financial assets, which comprise non-listed equity investments, are classified upon initial recognition as equity instruments designated at fair value through other comprehensive income (OCI) when they meet the definition of equity under International Accounting Standard (IAS) 32, Financial Instruments:
Presentation and are not held for trading.
Gains and losses on these financial assets are never reclassified to the income statement. Dividends are recognised as other income in the income statement when the right of payment has been established, except when the Group benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in OCI. Equity instruments designated at fair value through OCI are not subject to impairment assessment.
Impairment of non-current assets
Goodwill is tested annually for impairment, initially before the end of the year of acquisition.
The carrying amount of goodwill is tested for impairment, along with the other non-current assets in the cash-generating unit or group of cash-generating units to which goodwill and brands are allocated and written down to recoverable amount through the income statement if the carrying amount is higher. The recoverable amount is generally measured as the present value of expected future net cash flow from the business or activity (cash-generating unit) to which goodwill and brands relate.
For other non-current assets, if there is an indication of impairment, the carrying amount of intangible assets and property, plant and equipment is tested for evidence of impairment.
When there is evidence that assets may be impaired, an impairment test is performed for each of the assets/group of assets. An impairment is recognised at the recoverable amount, if this is lower than the carrying amount.
The recoverable amount is the higher of the value in use or fair value less costs of disposal.
During the period of development, development costs are tested annually for impairment.
Inventory
Inventory is measured at cost according to the FIFO method. If the net realisable value is lower than the cost, then they are impaired to the lower value.
Cost of goods for resale as well as raw materials and consumables include the purchase price plus the delivery cost, as well as direct wages and indirect production expenses in terms of leaflets and packaging of goods for resale.
The net realisable value of inventories is determined as the selling price less costs of completion and costs incurred to effectuate the sale, and taking into account marketability, obsolescence and developments in the expected selling price.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Trade and other receivables
Receivables are measured at amortised cost. Write-down for bad and doubtful debts is made in accordance with the simplified expected credit loss model according to which the total loss is recognised immediately in the income statement at the same time as the receivable is recognised in the balance sheet based on the expected loss in the useful life of the receivable.
Trade receivables are monitored continuously according to the Group's risk management until realisation.
Write-downs are calculated based on the expected loss ratio, which is estimated based on historical data, adjusted for estimates of the effect of expected changes in relevant parameters such as financial development, political risks, etc., in the relevant market.
Factoring arrangements
For factoring arrangements, where the Group’s involvement in receivables sold under these programs is limited to administration and financial costs related to delayed payments, and thus only carries an immaterial risk on these receivables, the receivables are derecognised upon receipt of payment from the third party finance provider.
Equity
Non-controlling interests
On initial recognition, non-controlling interests are measured at the fair value of the non-controlling interests' ownership share or at the non-controlling interests' proportionate share of the fair value of the acquired business' identifiable assets, liabilities, contingent liabilities and with full recognition of non-
controlling share of goodwill.
Other provisions
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.
Warranty provisions
Provisions for warranty-related costs are recognised when the product is sold to the customer. Initial recognition is based on historical experience. The initial estimate of warranty-related costs is revised annually.
The standard terms is a 12-month warranty period.
Trade and other payables
The Group’s financial liabilities include trade and other payables. Trade payables are non-interest bearing and are settled on normal market terms. Other payables are non-interest bearing.
Contract liabilities
Contract liabilities include prepayments from customers and other liabilities where the Group has a future commitment to deliver goods or to accept a return commitment. Contractual liabilities are reduced when the related goods or service items are invoiced, either fully or partially.

Consolidated financial statements
Notes
2Material accounting policies (continued)
Liabilities
Financial liabilities, including preference shares with contingent settlement provisions which are regarded as outside the control of the issuing entity, are recognised at the date of borrowing at fair value less directly attributable transaction costs paid. On subsequent recognition, financial liabilities are measured at amortized cost, corresponding to the capitalized value using the effective interest rate. Accordingly, the difference between the proceeds and the nominal value is recognised in the income statement over the term of the loan. Non-financial liabilities are measured at net realisable value.
Derivatives
The Group uses derivative financial instruments in the form of forward currency contracts and interest rate swaps to hedge its foreign currency risks and interest rate risks, respectively. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.
Subsequently, fair value adjustments are accounted for as follows:
Forward currency contracts: Not designated as a hedge for accounting. Any gains or losses arising from changes in the fair value of forward currency contracts are recognised in the profit or loss statement.
Interest rate swaps: Designated as an effective hedge for accounting. Any gains or losses arising from changes in the fair value of interest rate swaps are recognised directly in other comprehensive income.
Fair value
Fair value measurements are based on the principal market. If no principal market exists, the measurement is based on the most advantageous market, i.e. the market that maximises the price of the asset or liability less transaction and/or transport costs.
All assets and liabilities which are measured at fair value, or whose fair value is disclosed, are classified based on the fair value hierarchy, see below:
Level 1:Value in an active market for similar assets/liabilities
Level 2:Value based on recognised valuation methods on the basis of observable market information
Level 3:Value based on recognised valuation methods and reasonable estimates (non-observable market information)

Consolidated financial statements
Notes
2Material accounting policies (continued)
Cash flow statement
The cash flow statement shows the Group's cash flows from operating, investing and financing activities for the year, the year’s changes in cash and cash equivalents as well as the Group's cash and cash equivalents at the beginning and end of the year.
The cash flow effect of acquisitions and disposals of entities is shown separately in cash flows from investing activities. Cash flows from corporate acquisitions are recognised in the cash flow statement from the date of acquisition. Cash flows from disposals of entities are recognised up until the date of disposal.
Cash flows from operating activities
Cash flows from operating activities are calculated as the Group's profit/loss before taxes adjusted for non-
cash operating items, interest received, changes in working capital and income taxes paid.
Cash flows from investing activities
Cash flows from investing activities comprise payments in connection with acquisitions and disposals of entities, activities and intangible assets, property, plant and equipment and financial assets.
Cash flows from financing activities
Cash flows from financing activities comprise changes in the size or composition of the Group's share capital and related costs as well as the raising of loans, repayment of interest-bearing debt, paid interest on interest-bearing debts, and payment of dividend to shareholders.
Cash and cash equivalents
Cash and cash equivalents comprise cash balances.

Consolidated financial statements
Notes
3Significant accounting judgements, estimates and assumptions
Impairment tests for goodwill
Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired, for example due to a changed business climate. In order to determine if the value of goodwill has been impaired, the cash-generating unit to which goodwill has been allocated must be valued using present value techniques. When applying this valuation technique, the Company relies on a number of factors, including historical results, business plans, forecasts and market data.
This is further described in note 11.
Receivables
Estimates are used in determining the level of receivables that cannot be collected according to management. When evaluating the adequacy of the allowance for doubtful receivables, management analyses trade receivables and examines changes in customer creditworthiness, reports from credit insurance companies, customer payment patterns and current economic trends. Refer to note 17.
Inventory
Inventories are measured at the lower of cost and net realisable value. Uncertainty in estimation for inventory relate to write-downs to net realisable value.
The valuation of inventory is according to the Group policy including assessment of provision for slow moving and/or obsolete inventory.
For a specification of inventory, see note 16.
Estimating the incremental borrowing rate of leases
The Group cannot readily determine the interest rate implicit in the leases, therefore, the Group uses its incremental borrowing rate to measure lease liabilities. The incremental borrowing rate is the rate of interest which the Group would have to pay to borrow over a similar term and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The incremental borrowing rate therefore reflects what the Group ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the incremental borrowing rate using observable inputs when available and is required to make certain entity-specific estimates.
Determining the lease term of contracts with renewal and termination options
The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.
The Group has several lease contracts that include extension and termination options. The Group applies judgement in evaluating whether it is reasonably certain whether or not to exercise the option to renew or terminate the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date, the Group reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate.
The Group included the renewal period for buildings as part of the lease term for leases of right-of-use assets with shorter non-cancellable period unless there are specific plans to terminate the lease.

Consolidated financial statements
Notes
3Significant accounting judgements, estimates and assumptions (continued)
The renewal periods for leases of right-of-use assets with longer non-cancellable periods are not included as part of the lease term as these are not assessed as reasonably certain to be exercised. Furthermore, the periods covered by termination options are included as part of the lease term only when they are reasonably certain not to be exercised. Refer to note 13 for information on potential future rental payments relating to periods following the exercise date of extension and termination options that are not included in the lease term.
Climate change
In preparing the consolidated financial statements, the Group has considered climate change, including climate change scenarios and the Group’s goals, on the estimates and judgements used in preparing the consolidated financial statements.
For the year end 30 April 2024, no material impact on financial reporting judgement and estimates arising from climate change were identified, as a result the valuation of assets or liabilities have not been significantly impacted by climate change risks.

Consolidated financial statements
Notes
4Revenue
Brands and product groups

DKKDKK’000	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023

Revenue from external customers
Nissens, hereof
Engine cooling	646,404	650,926
Climate	580,431	560,264
Efficiency & emissions	242,276	194,043

AVA	168,085	169,405
Highway	177,290	155,789

Total	1,814,486	1,730,427

Geographical Markets

DKKDKK’000	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023

Revenue from external customers
Europe	1,641,095	1,532,854
America	89,765	100,319
Asia & Pacific	65,956	89,084
Other	17,670	8,170

Total	1,814,486	1,730,427

Consolidated financial statements
Notes
5Staff costs

DKK’000	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023

Wages and salaries	199,845	198,386
Pensions, defined contribution plans	8,148	6,661
Employee benefits/other remunerations	5,166	4,158
Share-based payments	0	2

Total employee benefit expense	213,159	209,207

Average number of full-time employees	540	551

Remuneration to board of directors is paid out from SMP Nissens ApS. The executive board does not receive remuneration.

Consolidated financial statements
Notes
6Share-based payments
No warrants have been granted in the financial years 2022/2023 and 2023/2024.
The Board of Directors and other employees were granted warrants to purchase shares in SMP Nissens II
ApS at a given exercise price. The warrants vested on 30 June 2023. The warrant programs are contingent on continued employment in the Group unless assessed as a “good leaver”.
The fair value of the granted warrants is estimated using the Black-Scholes Model. The value is calculated applying the following assumptions:
Estimated volatility (based on a selected peer-group)30%
Risk free interest rate-0.43%
Market value per shareDKK 10
Dividend yield0%
Every warrant grants the right to buy one share in SMP Nissens II ApS at a nominal value of DKK 0.01 at an exercise price of DKK 10 plus 8% per year.
The fair value per warrant at grant dates was estimated to be DKK 1.10 – 1.19.
Estimating fair value for share-based payment transactions requires a determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires a determination of the most appropriate inputs to the valuation model, including the expected life of the share option or appreciation right, volatility and dividend yield and making assumptions about them.
The fair values of awards granted were determined using the Black-Scholes Model that takes into account factors specific to the share incentive plans, such as the vesting period.
The inputs used for the valuation model include, among others, the exercise price of the award, the expected life of the option, the expected volatility, the expected dividend yield and the risk-free interest rate.
Specification of outstanding share warrants

	Board of directors of the parent company	Other employees	Total number

Outstanding at 1 May 2022	1,320,000	8,799,450	10,119,450

Outstanding at 30 April 2023	1,320,000	8,799,450	10,119,450

Outstanding at 1 May 2023	1,320,000	8,799,450	10,119,450
Cancelled	0	-49,500	-49,500

Outstanding at 30 April 2024	1,320,000	8,749,950	10,069,950

Of total warrants, none are exercisable at 30 April 2024.
In the financial year, there was no expense in regard to share-based payments (2022/2023: 2 thousand
DKK).

Consolidated financial statements
Notes
7Amortisation and depreciation

DKK’000	1 May 2023 - 30 April 2024	1 May 2022 - 30 April 2023

Amortisation, intangible assets	44,650	44,260
Depreciation, property, plant and equipment	44,548	46,163

	89,198	90,423

8Net finance costs

Finance income	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023
DKK’000
Interest – bank deposits etc.	4,593	1,024
Foreign exchange gains	2,774	1,154
Dividend from investments	346	0

Total finance income	7,713	2,178

Interest on financial assets measured at amortized cost	4,642	1,024

Consolidated financial statements
Notes
8Net finance costs (continued)

Finance expenses	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023
DKK’000
Interest – borrowings	3,281	8,384
Interest – bank loans and other liabilities	12,962	5,153
Interest on lease liabilities	1,938	1,973
Amortisation borrowings	1,438	2,034
Other finance costs	673	561

Total finance expenses	20,292	18,105

Interest on financial liabilities measured at amortized cost	18,181	15,510

9Income tax
Income statement

DKK’000	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023

Tax for the current year can be specified as follows:
Tax on the result for the year	39,938	1,718

	39,938	1,718

DKK’000	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023

Tax for the current year can be specified as follows:
Current income tax charge	48,719	13,967
Change in provision for deferred tax	-7,863	-13,402
Adjustments to prior year	-918	1,153

	39,938	1,718

Consolidated financial statements
Notes
9Income tax (continued)
Tax on the result for the year can be explained as follows:

	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023

Accounting profit before income tax
Calculated 22% tax on result for the year	40,392	4,430
Difference in the tax rate in foreign subsidiaries relative to 22%	1,127	-536

Tax effect of:
Dividend payment from investments	-23	0
Non-deductible interest	12	0
Other non-deductible expenses	65	93
Utilization of tax losses not recognised prior year	-717	-3,422
Tax adjustments to prior year	-918	1,153

	39,938	1,718

Effective tax (%)	21.7%	8.5%

Tax on other comprehensive income

	1 May 2023 – 30 April 2024

DKK’000	Before tax	Tax	After tax

Exchange differences on the translation of foreign operations	4,527	0	4,527

	4,527	0	4,527

	1 May 2022 – 30 April 2023

DKK’000	Before tax	Tax	After tax

Exchange differences on the translation of foreign operations	-3,015	0	-3,015

	-3,015	0	-3,015

Consolidated financial statements
Notes
9Income tax (continued)
Deferred tax

DKK’000	30 April 2024	30 April 2023

Deferred tax 1 May	61,195	75,369
Deferred tax for the year recognised in profit for the year	-7,863	-13,402
Deferred tax utilisation and adjustment regarding previous year	-578	-1,062
Currency translation	0	290

Deferred tax 30 April	52,754	61,195

Reflected in the statement of financial position as follows:
Deferred tax assets	15,894	11,302
Deferred tax liabilities	68,648	72,497

Deferred tax 30 April, net	52,754	61,195

DKK’000	30 April 2024	30 April 2023

Deferred tax relates to:
Intangible assets	55,952	62,571
Property, plant and equipment	12,004	13,524
Trade and other receivables	772	863
Inventory	-10,384	-8,708
Borrowings	-226	-373
Provisions and other liabilities	-3,129	-1,491
Tax loss	-2,235	-5,191

	52,754	61,195

In addition to the tax loss recognised in the balance sheet, the Group has total unrecognised tax losses of
8.4 million DKK (taxable value) which, due to the uncertainty of the future utilization, has not been recognised in the balance sheet. The tax losses can be carried forward as follow:

DKK’000	30 April 2024	30 April 2023

Unlimited	8,352	9,166

Unrecognised tax loss to be carried forward 30 April	8,352	9,166

The Group has a subsidiary in China for which future dividend payments will be subject to withholding tax in the range of 5 – 10%. The potential withholding tax amounts to 2.2 – 4.4 million DKK.
The withholding tax has not been recognised in the balance sheet as there are no current plans for dividend payments from the subsidiary in China.

Consolidated financial statements
Notes
9Income tax (continued)
Income tax payable, net

DKK’000	30 April 2024	30 April 2023

Income tax payable 1 May	-5,497	217
Currency adjustment	0	3
Adjustment to current tax prior year	-5,426	0
Current tax for the year	48,719	13,967
Corporation tax paid during the year	-14,683	-21,897
Adjustment to prior year	5,645	2,213

Income tax payable 30 April	28,758	-5,497

Consolidated financial statements
Notes
10 Intangible Assets

DKK’000	Goodwill	Brand	Acquired intangible assets	Rights	Development projects	Development in progress	Total

Cost 1 May 2023	572,005	289,173	200,977	19,440	5,644	5,659	1,092,898
Currency translation	0	0	0	-7	0	0	-7
Additions	0	0	0	166	0	13,304	13,470
Transfer	0	0	0	423	925	-1,348	0

Cost 30 April 2024	572,005	289,173	200,977	20,022	6,569	17,615	1,106,361

Amortisation and impairment 1 May 2023	0	108,444	117,237	14,459	735	0	240,875
Currency translation	0	0	0	-7	0	0	-7
Amortisation	0	19,191	20,098	4,046	1,315	0	44,650

Amortisation and impairment 30 April 2024	0	127,635	137,335	18,498	2,050	0	285,518

Carrying amount 30 April 2024	572,005	161,538	63,642	1,524	4,519	17,615	820,843

Consolidated financial statements
Notes
10Intangible assets

DKK’000	Goodwill	Brand	Acquired intangible assets	Rights	Development projects	Development in progress	Total

Cost 1 May 2022	572,005	289,173	200,977	19,638	884	6,005	1,088,682
Currency translation	0	0	0	-17	0	0	-17
Additions	0	0	0	0	0	4,414	4,414
Disposals	0	0	0	-181	0	0	-181
Transfer	0	0	0	0	4,760	-4,760	0

Cost 30 April 2023	572,005	289,173	200,977	19,440	5,644	5.659	1,092,898

Amortisation and impairment 1 May 2022	0	89,166	97,139	10,064	265	0	196,634
Currency translation	0	0	0	-19	0	0	-19
Amortisation	0	19,278	20,098	4,414	470	0	44,260
Disposals	0	0	0	0	0	0	0

Amortisation and impairment 30 April 2023	0	108,444	117,237	14,459	735	0	240,875

Carrying amount 30 April 2023	572,005	180,729	83,740	4,981	4,909	5,659	852,023

Apart from goodwill of 572.0 million DKK (30 April 2023: 572.0 million DKK) all intangible assets have finite useful lives.
Acquired intangible assets consist primarily of customers and technology with carrying amounts of 43.5 million DKK (30 April 2023: 57.3 million DKK) and 20.1 million
DKK (30 April 2023: 26.5 million DKK) respectively and with remaining lives of 7 years.
Total costs related to research and development activities amount to 25.4 million DKK for the year 1 May 2023 – 30 April 2024 (2022/2023: 25.9 million DKK) of which
4.0 million DKK (2022/2023: 3.9 million DKK) has been capitalized.

Consolidated financial statements
Notes
11Impairment test
For impairment assessment purposes, assets are grouped at the lowest levels for which there are largely independent cash inflows (cash-generating units). As a result, some assets are tested individually for impairment and some are tested at cash-generating unit level.
All individual assets or cash-generating units are tested for impairment in circumstances in which indicators of impairment are identified and therefore, the carrying amount may not be recoverable.
The carrying amount of goodwill is as follows:

millions DKK	2023/2024	2022/2023

Automotive	572	572

Goodwill is tested for impairment once a year and in the case of impairment indicators. Impairment test in
2023/2024 performed as of 31 March 2024 indicates headroom of 1,661 million DKK. No indication of impairment was identified on the long-term forecast.
The recoverable amount is based on the value in use, which is calculated by means of expected net cash-
flows based on forecasts for 2024/2025 – 2028/2029 agreed by the Executive Board.
The forecasts are based on the expected market developments, including growth in market and expected price levels.
Amongst other things, the Automotive sales volume is driven by increased product offering, markets shares and the overall development in the car park in markets where Nissens is present.
The key assumptions underlying the calculation of recoverable amounts and the tolerable sensitivities hereon are:

	2023/2024		2022/2023
	Used	Sensitivity*	Used	Sensitivity*

Growth rates	8.1%	15.9%	4.7%	10.8%
Growth rate in terminal period	2.0%	32.0%	2.0%	6.3%
Discount rate (WACC) – after tax	10.5%	9.6%	9.5%	3.0%

*Allowed individual change in used rates, assuming other rates kept unchanged, before an impairment loss incurs.

Consolidated financial statements
Notes
12Property, plant and equipment

DKK’000	Land and buildings	Plant and machinery	Other fixtures and fittings	Construction in progress	Right-of-use assets	Total

Cost 1 May 2023	144,900	72,309	13,486	18,327	151,823	400,845
Currency translation	-19	-9	4	0	0	-24
Additions	164	9,680	1,644	2,334	13,248	27,070
Transfer	0	15,754	0	-15,754	0	0
Disposals	-313	-18	-292	0	-21,406	-22,029

Cost 30 April 2024	144,732	97,716	14,842	4,907	143,665	405,862

Depreciation and impairment 1 May 2023	46,780	60,848	9,811	0	61,154	178,593
Currency translation	-7	7	8	0	0	8
Depreciation	6,724	4,152	1,673	0	31,999	44,548
Disposal	-308	-18	-134	0	-13,649	-14,110

Depreciation and impairment 30 April 2024	53,189	64,989	11,358	0	79,504	209,039

Carrying amount 30 April 2024	91,543	32,727	3,484	4,907	64,162	196,822

Consolidated financial statements
Notes
12Property, plant and equipment

DKK’000	Land and buildings	Plant and machinery	Other fixtures and fittings	Construction in progress	Right-of-use assets	Total

Cost 1 May 2022	143,753	75,272	10,665	5,633	138,211	373,534
Currency translation	-88	-60	-45	-29	-0	-222
Additions	1,392	3,901	3,378	12,723	28,190	49,584
Disposals	-157	-6,804	-512	0	-14,578	-22,051

Cost 30 April 2023	144,900	72,309	13,486	18,327	151,823	400,845

Depreciation and impairment 1 May 2022	39,647	60,916	7,228	0	43,980	151,771
Currency translation	-29	-49	-45	0	0	-123
Depreciation	7,162	5,055	2,644	0	31,302	46,163
Disposal	0	-5,074	-16	0	-14,128	-19,218
						32
Depreciation and impairment 30 April 2023	46,780	60,848	9,811	0	61,154	178,593

Carrying amount 30 April 2023	98,120	11,461	3,675	18,327	90,669	222,252

Consolidated financial statements
Notes
13Leases
Amounts recognised in the balance sheet
The balance sheet shows the following amounts relating to leases:
Right-of-use assets

DKK’000	30 April 2024	30 April 2023

Buildings	55,734	81,868
Plant and machinery	8,299	6,340
Other fixtures and fittings	129	2,461

	64,162	90,669

Further specification of right-of-use assets is disclosed in note 12.
Lease liabilities

DKK’000	30 April 2024	30 April 2023

Current	36,645	30,009
Non-current	31,622	63,913

	68,267	93,921

Further information about maturity is disclosed in note 28.
Amounts recognized in the statement of profit or loss
The statement of profit or loss shows the following amounts relating to leases:
Depreciation charge of right-of-use assets

DKK’000	30 April 2024	30 April 2023

Buildings	27,791	27,995
Plant and machinery	4,111	1,523
Other fixtures and fittings	97	1,784

Total depreciation charge of right-of-use assets	31,999	31,302

Interest expense (included in finance expenses)	1,938	1,973
Expense related to short-term leases (included in other external cost)	1,936	1,536
Expense related to low-value leases (included in other external cost)	325	300
The total cash outflow for leases in the year	37,020	35,572
Estimates and assumptions related to leases are described in note 3.
The Group’s leasing activities
The Group leases various offices, warehouses, equipment and vehicles. Rental contracts are typically made for fixed periods of 12 months to 6 years, but may have extension options as described below.

Consolidated financial statements
Notes
13Leases (continued)
The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases in the Group, the lease’s incremental borrowing rate is used. The incremental borrowing rates used are 2% for buildings and 3.5% for plant and machinery and other fixtures and fittings.
A not insignificant proportion of the Company’s building leases contains options to extend the lease period between 1-3 years. To the extent Management found it reasonably certain that these leases will be exercised, the period of the option is recognized as part of the lease. Extension options are recognized based on a specific contract-to-contract assessment. As of 30 April 2024, extension options are recognized with a value of 16.4 million DKK (2022/2023: 19.2 million DKK) as they are exercised with reasonable certainty. No extension options exceed 5 years. As of 30 April 2024 and 2023, there are no extension options that with reasonable certainty are not exercised. Management exercises significant judgement in determining whether these extension and termination options are reasonably certain to be exercised, see note 3.

Consolidated financial statements
Notes
14Investments in subsidiaries

Name	Legal form	Registered office	Ownership 30 April 2024

SMP Nissens II ApS	ApS	Horsens, Denmark	73.0%

Subsidiaries of SMP Nissens II ApS
SMP Nissens I ApS	ApS	Horsens, Denmark	100%

Subsidiaries of SMP Nissens I ApS
SMP Nissens ApS	ApS	Horsens, Denmark	100%

Subsidiaries of SMP Nissens ApS
K. Nissen International A/S	A/S	Horsens, Denmark	100%

Subsidiaries of K. Nissen International A/S
Nissens (Shanghai) Auto Parts Trading Ltd.	Ltd.	China	100%
NA International A/S	A/S	Denmark	100%

Subsidiaries of NA International A/S
Nissens Automotive A/S	A/S	Horsens, Denmark	100%
Nissens UK Ltd	Ltd	England	100%
Nissen France EURL	EURL	France	100%
Nissens Iberia S.A.	S.A	Spain	100%
Nissens Sverige A.B.	A.B	Sweden	100%
Nissens Schweiz A.G.	A.G	Switzerland	100%
Nissens Portugal LDA	Lda.	Portugal	100%
Chlodnice Nissens Polska Sp. z o.o.	Sp. z o.o	Poland	100%
Nissens Belgium S.A.	S.A	Belgium	100%
Nissens Hungaria Jarmuhuto Kft.	Ktf.	Hungary	100%
Nissens Italia S.R.L.	S.r.l	Italy	100%
Nissens Finland OY	OY	Finland	100%
Nissens North America Inc.	Inc.	USA	100%
Nissens Ukraine Ltd	Ltd.	Ukraine	100%
Nissens Deutschland GmbH	GmbH	Germany	100%
Nissens Automotive SK S.R.O.	S.r.o.	Slovakia	100%
AVA Benelux BV	BV	Netherland	100%
Highway Automotive Sp. z o.o.	Sp. z o.o	Poland	100%
AVA Cooling UK Ltd	Ltd	England	100%
AVA Cooling France	SAS	France	100%
Selskabet af 29. April 2022 A/S	A/S	Danmark	100%
Nissens Automotive Service A/S	A/S	Danmark	100%
Anpartsselskabet af 10. maj 2022 ApS	ApS	Denmark	100%
NA Properties ApS	ApS	Denmark	100%

Name	Legal form	Registered office	Ownership 30 April 2024

SMP Nissens II ApS	ApS	Horsens, Denmark	73.0%

Subsidiaries of SMP Nissens II ApS
SMP Nissens I ApS	ApS	Horsens, Denmark	100%

Subsidiaries of SMP Nissens I ApS
SMP Nissens ApS	ApS	Horsens, Denmark	100%

Subsidiaries of SMP Nissens ApS
K. Nissen International A/S	A/S	Horsens, Denmark	100%

Subsidiaries of K. Nissen International A/S
Nissens (Shanghai) Auto Parts Trading Ltd.	Ltd.	China	100%
NA International A/S	A/S	Denmark	100%

Subsidiaries of NA International A/S
Nissens Automotive A/S	A/S	Horsens, Denmark	100%
Nissens UK Ltd	Ltd	England	100%
Nissen France EURL	EURL	France	100%
Nissens Iberia S.A.	S.A	Spain	100%
Nissens Sverige A.B.	A.B	Sweden	100%
Nissens Schweiz A.G.	A.G	Switzerland	100%
Nissens Portugal LDA	Lda.	Portugal	100%
Chlodnice Nissens Polska Sp. z o.o.	Sp. z o.o	Poland	100%
Nissens Belgium S.A.	S.A	Belgium	100%
Nissens Hungaria Jarmuhuto Kft.	Ktf.	Hungary	100%
Nissens Italia S.R.L.	S.r.l	Italy	100%
Nissens Finland OY	OY	Finland	100%
Nissens North America Inc.	Inc.	USA	100%
Nissens Ukraine Ltd	Ltd.	Ukraine	100%
Nissens Deutschland GmbH	GmbH	Germany	100%
Nissens Automotive SK S.R.O.	S.r.o.	Slovakia	100%
AVA Benelux BV	BV	Netherland	100%
Highway Automotive Sp. z o.o.	Sp. z o.o	Poland	100%
AVA Cooling UK Ltd	Ltd	England	100%
AVA Cooling France	SAS	France	100%
Selskabet af 29. April 2022 A/S	A/S	Danmark	100%
Nissens Automotive Service A/S	A/S	Danmark	100%
Anpartsselskabet af 10. maj 2022 ApS	ApS	Denmark	100%
NA Properties ApS	ApS	Denmark	100%

Consolidated financial statements
Notes
15Other financial assets

DKK’000	30 April 2024	30 April 2023

Mobilion Ventures	2,446	2,422

	2,446	2,422

For related fair value disclosures refer to note 28.
16Inventory

DKK’000	30 April 2024	30 April 2023

Raw materials and consumables	35,634	44,601
Work in progress	18,672	18,752
Finished goods	488,153	541,459

	542,459	604,812

Inventory is reported net of allowances for obsolescence, analyses of which is as follows:

DKK’000	30 April 2024	30 April 2023

1 May	23,063	18,144
Addition in year	9,587	7,042
Utilised	-4,758	-2,123

30 April	27,892	23,063
1
The net realisable value of inventories is calculated as selling price less costs of completion and costs necessary to make the sale. The Group has implemented consistent procedures to calculate obsolescence on inventory.
17Trade and other receivables and prepayments

DKK’000	30 April 2024	30 April 2023

Receivables from sales	301,914	282,110
Market value of foreign exchange contracts	339	0
Other receivables	38,386	34,078
Prepayments	10,945	6,882

	351,584	323,070

Consolidated financial statements
Notes
17Trade and other receivables and prepayments (continued)
Ageing of trade receivables are specified as following

DKK’000	30 April 2024	30 April 2023

Not due	278,146	244,680
Overdue by 0 – 30 days	12,192	29,762
Overdue by 31 - 90 days	7,679	3,050
Overdue more than 90 days	3,897	4,618

	301,914	282,110

Provision for bad debts is specified as following

DKK’000	30 April 2024	30 April 2023

1 May	5,052	7,439
Currency translation	-23	-3
Addition in year	975	700
Reversed during the year	-844	-1,785
Utilised	-141	-1,299

	5,019	5,052

The Group’s usual terms of payments are between 0 (prepayments) – 90 days, depending on the customer, however for customers under factoring arrangements, this may be up to 360 days.

Consolidated financial statements
Notes
18Contract assets and liabilities

DKKDKK’000	30 April 2024	30 April 2023

Contract assets:
Receivables from revenue according to note 17	301,914	282,110

	301,914	282,110

DKK’000	30 April 2024	30 April 2023

Contract liabilities:
Return obligations	3,708	2,480
Prepayments	3,389	2,719

	7,097	5,199

Current	7,097	5,199

Non-current	0	0

Prepayments from customers at 30 April 2024 amount to 3.4 million DKK (30 April 2023: 2.7 million DKK).
Delivery of goods related to prepayments are expected in the first quarter of the following financial year.
Revenue recognised as prepayments from customer in the income statement is in line with revenue recognition under accounting policies. Return obligations depend on the customer’s contracts and are in general within 12 months.
Performance obligations related to the Group’s order backlog at 30 April 2024 is expected to be delivered within 12 months. As such, the value of the Groups order backlog is not disclosed.

Consolidated financial statements
Notes
19Equity
Capital management
On a regular basis, the Executive Board assesses whether the Group has an adequate capital structure, just as the board of Directors regularly evaluates whether the Group’s capital structure is in line with the best interests of the Group and its stakeholders.

	Issued shares
	Number	Number	Nominal value	Nominal value

	30 April 2024	30 April 2023	30 April 2024	30 April 2023

1 May	71,500,000	71,500,000	715,000	715,000

30 April – fully paid	71,500,000	71,500,000	715,000	715,000

The share capital consists of 29,000,000 A-shares, 42,075,000 B-shares and 425,000 C-shares all with a nominal value of 0,01 DKK each. The share classes have separate rights in terms of dividend distribution.
According to the current policy, SMP Nissens III ApS does not distribute dividends.
20Non-controlling interests
Subsidiary with non-controlling interests comprise SMP Nissens II ApS (Horsens, Denmark).
Consolidated key financial figures for SMP Nissens II ApS:

In DKK millions, except for per share data	1 May 2023 – 30 April 2024	1 May 2022 – 30 April 2023
Non-controlling interest proportion of ownership	26.98%	27.02%
Non-controlling interest proportion of voting rights	26.99%	26.99%
Key figures
Revenue	1,814.5	1,730.4
Operating profit before depreciations and amortisation	285.8	126.7
Operating profit before interests	196.6	36.3
Net finance costs	-12.6	-15.9
Result before tax	184.0	20.3
Result for the year	144.0	18.6

Non-current assets	1,038.8	1,091.8
Current assets	993.3	1,005.4
Total assets	2,032.2	2,097.2
Equity	1,167.8	1,019.2
Non-current liabilities	296.0	455.5
Current liabilities	568.3	622.4

Cash flows from operating activities	368.4	30.0
Cash flow from investing activities	-26.7	-26.2
Cash flow from investments in fixed assets	-13.7	-21.4
Cash flows from financing activities	-311,1	-74.0
Total cash flows	30.6	-70.4

Consolidated financial statements
Notes
20Non-controlling interests (continued)
Transactions with non-controlling owners
In 2023/24 purchase of non-controlling shares relates to buy-back of shares in SMP Nissens ApS II:

DKK’000	2023/24

Purchase price	-197
Reduction of non-controlling interests	180

Change in the parent company’s shareholder’s share of the total equity of the Group	-17

21Provisions

DKK’000	Warranties and claims	Other

At 1 May 2023	2,016	2,000
Arising during the year	2,523	779
Utilised	-2,016	-525

At 30 April 2024	2,523	2,254

Current	2,523	550

Non-current	0	1,704

Provisions comprise anticipated expenses relating to warranty commitments, pending disputes. For further disclosure on commitments related to disputes, refer to note 27.

Consolidated financial statements
Notes
22Borrowings
Borrowings is due as follows:

DKK’000	30 April 2024	30 April 2023

0-1 years	64,250	195,434
1-3 years	103,497	244,553
3-5 years	33,090	39,494
>5 years	79,882	88,276

	280,719	567,757

Debt included in the balance sheet includes borrowing expenses, amortized over the maturity of the loan by 2.3 million DKK (2022/2023: 4.6 million DKK). Total borrowing expenses capitalized during the financial year amount to 0.0 million DKK (2022/2023: 0.0 million DKK).

30 April 2024
DKK’000	Average interest rate	Currency	Interest Period	Balance

Mortgage	1.0%	DKK	4 year	110,066
Bank loan, long term	5.2%	DKK	3 month	74,781
Bank loan, short term	5.2%	Various	3 month	27,605
Leasing debt	2.5%	Various	Depend on each contract	68,267

30 A30 April 2023
DKK’000	Average interest	Currency	Interest Period	Balance

Mortgage	1.0%	DKK	4 year	109,998
Bank loan, long term	3.3%	DKK	3 month	198,412
Bank loan, short term	3.3%	Various	3 month	100,650
Leasing debt	2.4%	Various	Depend on each contract	93,921
Loans from related party	6.0%	DKK	NA, fixed rate	64,776

Consolidated financial statements
Notes
23Loan from related party
Loan from related party relates to preference shares in SMP Nissens ApS II with a preferred right to dividend held by a related party, that matures upon a change of control of the group. As the event that triggers the loan falling due is out of the Group Management’s control, the preference shares are classified as a financial liability.
The loan has a fixed annual index rate at 6.0%. Group Management has the option to pay a dividend on the shares at any time. During 2023/24 the loan was fully paid by way of dividend distribution.
24Trade and other payables

DKK’000	30 April 2024	30 April 2023

Trade payables	398,534	350,607
VAT payables	18,735	12,437
Holiday pay payable and other employee related costs	32,209	43,283
Market value of interest rate swap	0	1,807
Other payable expenses	23,138	14,634

	472,616	422,768

Current	463,399	414,049
		8,
Non-current	9,217	8,719

25Change in working capital

DKK’000	30 April 2024	30 April 2023

Change in inventory	70,167	-48,394
Change in receivables	-28,399	-8,710
Change in trade payables, etc.	49,293	-17,246
Change in contract liabilities	1,838	-22

	92,899	-74,372

DKK’000	30 April 2024	30 April 2023

Depreciation and amortisation	89,198	90,423
Other change in non-cash operating items	1,242	630

	90,440	91,053

26Non-cash operating items

DKK’000	30 April 2024	30 April 2023

Depreciation and amortisation	89,198	90,423
Other change in non-cash operating items	1,242	630

	90,440	91,053

Consolidated financial statements
Notes
27Pledges, collateral, contingencies and commitments
Danish Group entities are jointly taxed with SMP Nissens III ApS, which acts as a management company, and are jointly and severally liable with several other jointly taxed group entities for the payment of income taxes as well as withholding taxes on interest, royalties and dividends. The liabilities have been estimated at 30.4 million DKK at 30 April 2024 (30 April 2023: 0 million DKK).
The Group is party to a minor number of pending disputes. The outcome of these cases is not expected to have any material impact on the financial position of the Group, neither individually nor in the aggregate.
Commitments
The Group has entered into lease agreements related to cars, plant and computers, with lease terms between 0 and 6 years. Detailed information related to other contractual commitments in note 30 and leases in note 13.
Collateral
Land and buildings with a carrying amount of 91.5 million DKK have been pledged as security for mortgage debt of 110.0 million DKK.
Shares in AX V Nissens ApS, held by the parent company AX V Nissens I ApS in the following subsidiaries
K. Nissen International A/S, NA International A/S, Nissens Automotive A/S, Highway Automotive Sp. z o.o.,
and Nissens Automotive SK S.r.o. have been pledged as security for a revolving credit facility (RCF) and other facilities with a total commitment of 325 million DKK.
28Financial risk and financial instruments
Risk management policy
The Group’s principal financial liabilities, other than trade payables, are mortgage loans and revolving credit facilities (RCF). The main purpose of these financial liabilities is to finance the Group’s operations and acquisitions of assets. The Group’s principal financial assets include accounts receivable. The Group also enters into derivative transactions. Financial instruments applied by the Group include forward contracts on exchange rate exposures and interest rate hedging.
The Group is exposed to market risk, credit risk and liquidity risk. The Group’s senior management oversees the management of these risks. The Board of Directors reviews and agrees on policies for managing each of these risks, which are described below.
Market risk
Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market prices comprise three types of risk: interest rate risk, currency risk and other price risks such as equity price risk and commodity price risk. The Group applies the following derivative financial instruments to mitigate market risks: interest rate swaps and forward currency contracts.

Consolidated financial statements
Notes
28Financial risk and financial instruments (continued)
Currency risk
The majority of Nissens' activities implies currency risks in connection with the purchase and sale of goods and services in foreign currencies. The largest exposure for purchases relates to the Chinese yuan (CNY), euro (EUR) and U.S. dollar (USD) whereas largest invoicing currencies are EUR, Polish zloty (PLN), USD and British pound (GBP). Currency risks are handled within the limitations of the policy approved by the
Board of Directors. The policy recommends the use of layered hedging, but it does not set a minimum share of the expected future cash-flow which should be secured by financial instruments.
All changes in financial instruments related to foreign currency risk are recognised as financial income or financial expenses in the income statement.
At the balance sheet date, the Group has the following exposures towards net-monetary positions on current receivables and total liabilities.

	Increase in rates against DKK	2023/2024 Gain/loss (million DKK)	2022/2023 Gain/loss (million DKK)
EUR – current receivables and current liabilities	0.1%	0.1	0.2
PLN	5.0%	2.9	2.0
GBP	5.0%	0.6	0.9
USD	5.0%	1.4	0.1
CNY	5.0%	-5.6	-3.7

Forward exchange contracts of 85 million CNY (2022/2023: 70 million CNY) have been executed to cover the expected two months need.
Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in the market interest rates relates primarily to the Group’s mortgage and RCF loans. The interest applied to the RCF loan is variable on 3-months terms whereas the mortgage interest rate is fixed until March 2025.
An increase in the interest rate by one percentage point in comparison to the interest rate at the balance sheet date would, all other things being equal, affect the Group’s profit or loss by -1.0 million DKK
(2022/2023: -2.9 million DKK) and equity after tax by -0.8 million DKK (2022/2023: -2.3 million DKK).
Financial instruments
To minimize the interest exposure on the RCF loan, the Group has entered into a cap on the interest rate on 150 million DKK of the RCF loan. The base interest, 3-month CIBOR, has been capped to 4.5% with a floor of 1.5% with a maturity date 28 November 2025. The fair value at 30 April 2024 is immaterial. The contract was settled on 18 May 2024 at a fair value of 0.4 million DKK (liability).

Consolidated financial statements
Notes
28Financial risk and financial instruments (continued)
Pricing risk
The Group is affected by the volatility of primarily aluminium prices. The outlook for aluminium prices is continuously monitored and decisions on securing expected consumption are made in accordance with policies hereon. The annual direct consumption of aluminium is approx. 1,800 ton. A 5% change in the
London Metals Exchange reference aluminium price will affect the Group’s profit or loss by 1.6 million DKK
(2022/2023: 1.5 million DKK).
The Group is also affected by the volatility of other raw material prices directly and indirectly.
Due to sourcing activities in China the Group is also exposed to the development in the global freight rates.
In the short to medium term the development in material prices and freight rates may impact earnings until mitigations can be implemented.
Liquidity risk
The purpose of the Group’s cash management procedures is to ensure that the Group at all times has sufficient and flexible financial resources at its disposal and is able to honour its obligations when due. The
Group’s liquidity reserves consist of credit balances and fixed overdraft facilities.
Loan facilities
Besides net cash of DKK 69.5 million DKK (2022/2023: -45.1 million DKK), the Group had undrawn credit facilities of 97 million DKK (2022/2023: 75 million DKK) at 30 April 2024.
In addition to the credit facilities, the Group has the following loans:
Maturity analysis

DKK’000	Contractual cash flow	< 1 year	1 - 3 years	3 to 5 years	>5 years

RCF Loan (75 million DKK)	85,114	3,915	81,199	0	0
Mortgage loan	144,876	1,178	8,846	38,377	96,476
Leasing debt	69,670	37,393	28,967	3,300	0
Trade payables	398,417	398,417	0	0	0

30 April 2024	698,077	440,903	119,012	41,677	96,476

DKK’000	Contractual cash flow	< 1 year	1 - 3 years	3 to 5 years	>5 years

RCF Loan (200 million DKK)	226,970	10,440	216,530	0	0
Mortgage loan	119,725	1,096	2,138	24,452	92.039
Leasing debt	97,289	31,625	47,867	17,224	573
Trade payables	350,607	350,607	0	0	0

30 April 2023	794,591	393,768	266,535	41,676	92,612

The contractual cash flows are based on the non-discounted cash flows, including down-payments and calculated interest based on current interest rates.

Consolidated financial statements
Notes
28Financial risk and financial instruments (continued)
Apart from the above, the Group has bank loans of 27.6 million DKK related to an overdraft facility that is part of an overall finance arrangement. The finance arrangement is due for renegotiation in November
2025.
Loans (preference shares) from related party does not carry any specific maturity date but may mature upon a change of control within the Group. Refer to note 23.
Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or a customer contract, leading to a financial loss. The Group is exposed to credit risk from its trade receivables and from its financing activities, including deposits with banks and financial institutions (to the extent the balance is in surplus of the Group), foreign exchange transactions and other financial instruments. The credit risk incurred from trade receivables is generally managed by continuous credit evaluation of the customers and trading partners. In addition, credit risks on counterparties other than banks are minimized through the use of prepayments and credit insurance. From a historical perspective, losses on receivables are at a low level.
The maximum credit risk related to trade receivables equals the carrying amount of the trade receivables.
The allowance for expected credit losses for trade receivables is calculated at an individual level when there is an indication of impairment. For receivables with no indication of impairment, the expected credit losses are based on the historical credit loss. In 2023/2024, credit losses recognised in the income statement are less than 0.3% of total revenue, corresponding to historic level. In 2022/2023, credit losses recognised in the income statement accounted for less than 0.3% of total revenue.
Selected customers offer supply chain financing programs, which the Group utilized to sell certain receivables, for which the Group only carries an immaterial risk. The profit and loss impact from these programs is limited to an interest payment on the payments. At the balance sheet date, the nominal value of receivables sold amounts to 29.0 million DKK (2022/2023: 38.1 million DKK). Payment terms on receivables sold are up to 360 days.

Consolidated financial statements
Notes
28Financial risk and financial instruments (continued)
Categories of financial instruments

	Carrying amount	Fair value

DKK’000	30 April 2024	30 April 2024

Financial assets at amortized cost
Trade receivables	303,223	303,223
Cash and cash equivalents	97,098	97,098

	400,321	400,321
Financial liabilities at amortized cost
Borrowings	-110,066	-110,066
Bank loan	-74,781	-74,781
Lease obligations	-72,036	-72,036
Trade payables	-398,417	-398,417

	-655,300	-655,300
Financial asset at fair value recognised through profit and loss (hedging)	339	339
Financial asset at fair value recognised through other comprehensive income (Other financial assets)	2,446	2,446

Derivative financial instruments, net	2,785	2,785

	-252,194	-252,194

Consolidated financial statements
Notes
28Financial risk and financial instruments (continued)
Categories of financial instruments

	Carrying amount	Fair value

DKK’000	30 April 2023	30 April 2023

Financial assets at amortized cost
Trade receivables	277,645	277,645
Cash and cash equivalent	66,280	66,280

	343,925	343,925
Financial liabilities at amortized cost
Borrowings	-109,998	-109,998
Bank loan	-198,412	-198,412
Lease obligations	-93,921	-93,921
Trade payables	-368,628	-368,628
Loans from related parties	-64,776	-64,776

	-835,735	-835,735
Financial asset at fair value recognised through profit and loss (hedging)	-1,807	-1,807
Financial asset at fair value recognised through other comprehensive income (Other financial assets)	2,422	2,422

Derivative financial instruments, net	615	615

	-491,195	-491,195

Fair value hierarchy of financial instruments measured at fair value

30 April 2024
DKK’000	Quoted prices (Level 1)	Observable input (Level 2)	Other financial assets (Level 3)	Total

Forward contracts	0	339	0	339
Shares in venture fund	0	0	2,446	2,446

Financial liabilities, net	0	339	2,446	2,785

30 April 2023
DKK’000	Quoted prices (Level 1)	Observable input (Level 2)	Other financial assets (Level 3)	Total

Forward contracts	0	-1,807	0	-1,807
Shares in venture fund	0	0	2,422	2,422

Financial liabilities, net	0	-1,807	2,422	615

Consolidated financial statements
Notes
28Financial risk and financial instruments (continued)
Methods and assumptions for calculating fair value
The determined fair value of derivative financial instruments is based on observable market data such as yield curves or forward rates.
Other financial assets, measured at level 3, include shares in a venture capital fund. For this fund, fair value is based on information of valuation from the fund themselves based on quarterly reports. The fair value of the underlying assets in the fund, which comprise non-listed investments, is calculated based on non-observable inputs, including independent capital activity, operating performance and financial conditions around the portfolio.

Consolidated financial statements
Notes
29Changes in liabilities arising from financing activities
Reconciliation of movements in cash flows to changes in financing liabilities:

2023/2024		Cash changes	Non-cash changes
DKK’000	1 May	Cash flows	Additions	Fair value changes and amortisation	30 April

Revolving credit facility (RCF)	198,412	-125,000	0	1,368	74,780
Mortgage debt	109,997	0	0	947	110,944
Leasing debt	93,921	-32,821	9,261	1,675	72,036
Short term bank facilities	100,650	-73,045	0	0	27,605
Loans from related party	64,776	-64,776	0	0	0

Total liabilities from financing activities	567,756	-295,642	9,261	3,990	285,365

2022/2023		Cash changes	Non-cash changes
DKK’000	1 May	Cash flows	Additions	Fair value changes and amortisation	30 April

Revolving credit facility (RCF)	197,409	0	0	1,003	198,412
Mortgage debt	108,966	0	0	1,031	109,997
Leasing debt	96,487	-31,763	27,690	1,507	93,921
Short term bank facilities	130,292	-29,642	0	0	100,650
Loans from related party	64,776	0	0	0	64,776

Total liabilities from financing activities	597,930	-61,405	27,690	3,541	567,756

Consolidated financial statements
Notes
30Other contingent liabilities
Other contractual commitments

DKK’000	30 April 2024	30 April 2023

0-1 years	11,700	7,395
1-5 years	30,042	24,717
> 5 years	6,951	0

	48,693	32,112

Other contractual commitments primarily relate to minimum payments under handling and storage agreements with third parties.
At 30 April 2024 36.1 million DKK (30 April 2023: 27.7 million DKK) was recognised as an expense regarding other contractual commitments.
31Related party disclosures
SMP Nissens III ApS’ related parties include the following:

Name	Registered office	Basis for controlling influence	Indirect ownership shares	Indirect share of votes

Axcel V K/S	Copenhagen	Immediate parent	54.2%	54.2%
AFVJ Holding ApS	Horsens	Participating interest in subsidiary and right to appoint board member	NA	NA
During the year, a dividend was distributed to a related party to repay a preferred right to dividends including interest on preference shares. Refer to note 23.
Wages and salaries paid to the Board of Directors and the Executive Board is disclosed in note 5.
32Events after the reporting period
In July 2024, the Group repaid the long-term bank loan of 75.0 million DKK.
On 1 November 2024, (SMP, completed its acquisition of 100% of the Company and its direct and indirect subsidiaries. The acquisition was completed pursuant to a Share Sale and Purchase Agreement, dated as of 5 July 2024.
Subsequent to closing, the Company’s registered name was changed to SMP Nissens III ApS.
As part of the transaction all outstanding warrants under the share-based payments program were settled in cash with a payment of 96.0 million DKK.
Financing arrangements with current finance providers terminated upon the change of control, including the short-term bank loan and the available credit facility. The change of control clause for termination of the mortgage debt was waived by the bank.  After closing, a multi-currency revolving credit facility of 10.0 million USD became available to the Group from SMP’s five-year credit agreement.

Consolidated financial statements
Notes
33Standards issued but not yet effective
At the time of publication of this annual report, the IASB has issued the following new accounting standards and interpretations that are not mandatory for SMP Nissens III ApS' preparation of the 2023/24 annual report:
► IFRS 18 Presentation and Disclosure in Financial Statements
► Amendments to IAS 1 Presentation of financial statements
-Classification of liabilities as current or non-current
-Non-current liabilities with covenants
► Amendment to IFRS 16 Leases: Lease liability in a sale and leaseback
► Amendments to IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments: Disclosures:
Supplier Finance Arrangements
► Amendments to IAS 21 The Effects of Changes in Foreign Exchange Rates: Lack of exchangeability
► Amendments to IFRS 9 and IFRS 7 Contracts referencing Nature-dependent Electricity
The approved standards and interpretations not in force will be implemented as they become mandatory for SMP Nissens III ApS. None of the above standards and interpretations are considered to have an impact on recognition and measurement for SMP Nissens III ApS.

Consolidated financial statements
Notes
34Restatements to the previously reported Consolidated Financial Statements
Compared to the previously reported consolidated financial statements included in the local Danish Annual
Report dated 28 June 2024 as mentioned in note 1, the company has made certain reclassifications and adjustments in the balance sheet and the cash flow statement. The result of the year is not affected.
Furthermore, the Company has made some editorial changes to the Accounting Policy section without any impact on recognition and measurement in the consolidated financial statements and made some additional explanations and descriptions in the notes.
The impact of the material adjustments can be summarised as follows:
Balance sheet – Equity and Liabilities
The loan (preference shares), as described in note 23, was reclassified from equity to liabilities. The loan from related party was repaid in the period 1 May 2023 - 30 April 2024, and accordingly, neither total equity nor total liabilities as of 30 April 2024 are impacted by the adjustment.
As of 30 April 2023, the effect is a reduction of the total equity with DKK 64.8 million and an increase of total liabilities of the same amount as shown below. Total equity and liabilities are not affected.

1 May 2022 – 30 April 2023
DKK’000	As previously reported	Adjustment	Restated

Equity attributable to equity holders of the parent	752,520	-8,523	743,997
Non-controlling interest	331,457	-56,253	275,204

Equity (total)	1,083,977	-64,776	1,019,201

Current liabilities:
Loan from related party	0	64,776	64,776

Cash flow statement
The above-mentioned reclassification of repayment of preference shares from dividend payment to repayment of loan from related party has no impact on the Net cash flow from financing activities.
A short-term bank facility is adjusted from cash and cash equivalents to a separate line item in net cash flows from financing activities named change in short term bank facilities” as follows:

1 May 2023 – 30 April 2024
DKK’000	As previously reported	Adjustment	Restated

Change in short term bank facilities	-	-73,042	-73,042
Net cash flows from financing activities	-238,957	-73,042	-311,999

Cash flow for the year	103,859	-73,042	30,817

Cash and cash equivalents at 1 May	-34,369	100,650	66,281
Cash and cash equivalents at 30 April	69,493	27,605	97,098

Consolidated financial statements
Notes

1 May 2022 – 30 April 2023
DKK’000	As previously reported	Adjustment	Restated

Change in short term bank facilities	-	-29,642	-29,642
Net cash flows from financing activities	-44,366	-29,642	-74,008

Cash flow for the year	-40,806	-29,642	-70,488

Cash and cash equivalents at 1 May	6,437	130,292	136,729
Cash and cash equivalents at 30 April	-34,369	100,650	66,281